Exhibit 99.1

N e w s R e l e a s e
CRESTWOOD MIDSTREAM PARTNERS LP
700 Louisiana Street, Suite 2060
Houston, TX 77002
www.crestwoodlp.com

Crestwood Announces Second Quarter 2012 Results and

Confirms Schedule to Close Acquisition of Assets

from Devon Energy Corporation

HOUSTON, TEXAS, August 6, 2012 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood” or the “Partnership”) reported today its second quarter 2012 financial results and confirmed that the acquisition of gathering and processing assets from certain subsidiaries of Devon Energy Corporation (“Devon”) is expected to be completed in the third quarter 2012 as previously announced.

Second Quarter Summary Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except as noted)	2012	2011	2012	2011
Net income	$5,980	$10,227	$15,785	$19,603
Net income, adjusted	$7,707	$13,779	$17,933	$25,140

Net income per limited partner unit (diluted basis)	$0.06	$0.22	$0.21	$0.49
Adjusted net income per limited partner unit (diluted basis)	$0.10	$0.31	$0.26	$0.64

Weighted average number of limited partner units outstanding (diluted basis)	43,534	38,694	43,204	35,029
Adjusted EBITDA	$28,541	$29,808	$56,903	$50,402

Adjusted distributable cash flow	$20,573	$23,421	$42,660	$41,547

Volumes gathered (MMcf) (1)	51,052	50,918	106,656	90,319
Volumes processed (MMcf)	13,127	14,559	26,529	25,519

(1)	Volumes gathered include only Crestwood’s 100% owned systems. Volumes attributable to Crestwood Marcellus Midstream LLC (“CMM”) are described below and in Segment Performance.

Crestwood’s adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) for the second quarter and six months ended June 30, 2012, was $28.5 million and $56.9 million, compared to $29.8 million and $50.4 million, respectively, for the same periods in 2011. Second quarter 2012 performance was approximately flat with first quarter 2012 Adjusted EBITDA of $28.4 million. Crestwood’s total 100% owned gathering

-more-

NEWS RELEASE

system volumes for the recent quarter averaged 561 million cubic feet per day (“MMcf/d”), down 8% from 611 MMcf/d gathered in the first quarter 2012 and flat to 560 MMcf/d gathered in the second quarter 2011. Approximately 90% of the volume decline from the first quarter 2012 occurred in the Barnett segment (45 MMcf/d), with the remaining 10% of the decline in the Fayetteville segment (5 MMcf/d). The majority of the Barnett volume reduction occurred on Crestwood’s Alliance and Lake Arlington dry gas gathering systems due to delayed completions of new wells, modest amounts of economic shut-ins and the temporary shut-in of nearby wells for producer fracking operations.

During the second quarter 2012, 29 new wells were connected to Crestwood’s 100% owned gathering systems (including 12 new wells on the Alliance system added late in the second quarter which should increase third quarter volumes), compared to 16 new wells in the first quarter 2012, and 25 new wells in the second quarter 2011. Second quarter 2012 volumes on the Fayetteville dry gas systems were down 6% compared to the first quarter 2012, and were also affected by delayed well completions and temporary shut-ins for producer fracking operations. Crestwood connected 6 new wells to the Fayetteville systems at the end of the second quarter (15 wells total year-to-date) and expects a similar number of new wells to be connected in the second half of 2012 based on current producer activity. To facilitate the expected increase in Fayetteville volumes in the second half of 2012, Crestwood is expanding its Prairie Creek gathering system and adding treating capacity. Additionally, Crestwood is expanding its Indian Creek gathering system in the Granite Wash area to handle new rich gas volumes which were connected to the system in July and to support LeNorman Operating Inc.’s new Granite Wash development program in the area of Crestwood’s assets.

Gathering volumes attributable to CMM for the second quarter 2012 averaged 257 MMcf/d allowing CMM to contribute Adjusted EBITDA of approximately $1.9 million to Crestwood based upon its 35% indirect interest in the joint venture. CMM was formed March 26, 2012 to acquire certain Marcellus Shale gathering systems from Antero Resources Appalachia Corporation (“Antero”). Crestwood assumed operations of the CMM gathering systems and field operations from Antero on June 1, 2012, one month ahead of schedule under the Transition Services Agreement between CMM and Antero. Antero added 11 new wells and one new production station (Pike Fork) to the CMM systems in the second quarter 2012 compared to 9 new wells in the first quarter 2012 prior to the sale to CMM. Antero currently has 7 rigs running in the area of dedication (“AOD”) committed to CMM with the majority of the drilling activity located in the rich gas portion of the AOD. Based on current producer plans, Crestwood expects approximately 40 additional wells to be connected to the system in the second half of 2012.

NEWS RELEASE

Crestwood expects to close the recently announced acquisition of Devon’s West Johnson County pipeline system and processing plant located in the liquids-rich area of the Barnett Shale during the third quarter 2012. Crestwood expects the acquisition to be accretive to distributable cash flow per unit by approximately 5% in 2013. Devon has already connected 30 wells to the system in 2012, and post-close, Crestwood expects to connect an additional 15 to 18 wells through year-end. Current volumes through the Devon gathering system are approximately 95 MMcf/d, and are expected to increase as additional wells are connected throughout the remainder of 2012. Upon closing, Crestwood plans to consolidate the West Johnson system with its existing Cowtown gathering system and will process all of Devon’s West Johnson County natural gas production at Crestwood’s existing Cowtown and Corvette processing plants. This integration is expected to result in future cost savings for Crestwood and provide Devon with lower wellhead pressures, higher natural gas liquids recoveries and expanded market outlets. In addition, Crestwood will own an idle processing plant that can be utilized for opportunities currently being pursued in other areas.

“Second quarter 2012 results were below our expectations primarily due to slower development activity on our Barnett Shale dry gas systems, while the rest of our business performed relatively well,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “As gas prices have remained stubbornly low in the past few months, producers have not been in a hurry to drill and complete dry gas wells, or put wells back into service after they have been shut-in for fracking operations on existing pads. However, we have seen continued solid development in the rich gas areas near our Marcellus Shale, Granite Wash and Barnett Shale rich gas systems. We had a good second quarter in the Marcellus, as we took over operations from Antero one month early, fully staffed our operations and support group for this region, connected some great new wells to the system and are getting ready for a strong second half of the year,” added Phillips.

“The Granite Wash play is finally improving for us with current volumes up approximately 40% from the second quarter 2012 average due to recent well additions, with another 2 to 3 wells expected by year-end based on producer drilling plans and infrastructure requests,” Phillips observed. “In addition, we announced a definitive agreement for another important rich gas acquisition immediately after the quarter. The acquisition from Devon is the type of bolt-on acquisition that we have been seeking since acquiring the Barnett Shale assets in 2010. Importantly, we completed a very successful equity offering last week which will allow us to fund the Devon acquisition while maintaining our conservative balance sheet and ensuring adequate liquidity going forward. The Devon acquisition, Granite Wash expansion and increasing distributions from the CMM joint venture will be important growth drivers for the remainder of 2012,” Phillips noted.

NEWS RELEASE

Adjusted net income, adjusted net income per unit, adjusted EBITDA and adjusted distributable cash flow are non-generally accepted accounting principles (“non-GAAP”) financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Segment Performance

Operating revenues in the Barnett segment totaled $31.5 million in the second quarter 2012, compared with $34.7 million in the second quarter 2011. Gathering volumes totaled 401 MMcf/d in 2012, compared with 450 MMcf/d in 2011. The decrease of 49 MMcf/d was primarily due to lower volumes in the Alliance and Lake Arlington areas noted above. Processing volumes totaled 129 MMcf/d in the second quarter 2012, compared to 144 MMcf/d in the prior year. Operating and maintenance expenses totaled $5.3 million, a decrease of $0.2 million from the second quarter 2011, due primarily to lower volume activity in the second quarter 2012.

Operating revenues in the Fayetteville segment, net of product purchases, totaled $6.2 million in the second quarter 2012, compared with $6.5 million in the second quarter 2011. Gathering volumes totaled 78 MMcf/d during the second quarter 2012, compared to 81 MMcf/d in the second quarter 2011. Operating and maintenance expenses totaled $2.2 million for the second quarter 2012, a decrease of $0.2 million from the prior year.

Operating revenues in the Granite Wash segment, net of product purchases, totaled $1.0 million in the second quarter 2012, compared to $2.1 million in the second quarter 2011. The decrease reflects lower margins realized on the sale of NGLs related to percent-of-proceeds contracts on processing volumes. Operating and maintenance expenses totaled $0.5 million in both the second quarter of 2012 and 2011.

Other operating revenues include the Sabine gathering system in the Haynesville/Bossier Shale, which was acquired in the fourth quarter 2011, and the Las Animas system in the emerging Avalon Shale trend acquired in the first quarter 2011. Gathering volumes on the Sabine and Las Animas systems totaled 57 MMcf/d and 9 MMcf/d, respectively, during the second quarter 2012. Gathering volumes on the Las Animas system totaled 12 MMcf/d in the second quarter 2011.

NEWS RELEASE

General and administrative expenses totaled $6.9 million in the second quarter 2012, compared to $6.1 million in the second quarter 2011. Expenses during the second quarter 2012 included approximately $1.7 million of non-recurring costs primarily related to due diligence activities. Second quarter 2011 expenses included approximately $1.1 million of transaction related expenses for the acquisition of assets in the Fayetteville and Granite Wash segments on April 1, 2011.

Equity earnings from Crestwood’s investment in CMM totaled $0.4 million for the second quarter 2012, which represents a 35% ownership interest in CMM. Crestwood’s pro-rata portion of Adjusted EBITDA totaled $1.9 million. CMM paid a $1.7 million distribution to Crestwood during the second quarter 2012. Volumes gathered by CMM during the second quarter 2012 averaged 257 MMcf/d.

At June 30, 2012, Crestwood had approximately $561 million of debt outstanding, comprised of the $200 million principal amount of 7.75 percent fixed-rate senior notes, and approximately $361 million of borrowings under its revolving credit facility. On July 30, 2012, and August 2, 2012, Crestwood issued an aggregate of 4.6 million common units in an underwritten public offering. Net proceeds of approximately $115 million were used to partially repay the outstanding balance of its revolving credit facility. Approximately $90 million is expected to be borrowed during the third quarter 2012 to fund the acquisition of additional gathering and processing assets from Devon described above.

Capital spending for the six months ended June 30, 2012, totaled $21.5 million (excluding acquisition capital), comprised of $19.9 million on growth capital projects and $1.6 million for maintenance capital spending. Growth capital was primarily used for the construction of pipeline laterals and compression equipment in the Fayetteville and Barnett segments. Total capital spending for the full year 2012 is expected to be approximately $30 million, comprised of approximately $25 million for growth related projects and $5 million on maintenance capital spending.

Conference Call

Crestwood will host a conference call for investors and analysts on Monday, August 6, 2012, beginning at 10:30 a.m. Central Time, to discuss the second quarter 2012 performance. Interested parties may participate by joining the conference call at 888-437-9315 and entering passcode 3402935. The conference call will also be webcast live and can be accessed through the Investor Relations section of our website at www.crestwoodlp.com. A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 3402935.

NEWS RELEASE

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in northwest Arkansas, the Haynesville/Bossier Shale in western Louisiana, the Granite Wash in the Texas Panhandle, the Avalon Shale in southeastern New Mexico and the Marcellus Shale in northern West Virginia. For more information about Crestwood, visit www.crestwoodlp.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission,

NEWS RELEASE

including our Annual Report on Form 10-K for the year ended December 31, 2011, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

###

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for per unit data - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Gathering revenue - related party	$21,616	$24,515	$45,462	$47,866
Gathering revenue	10,734	8,425	22,571	9,901
Processing revenue - related party	6,550	7,903	13,321	14,540
Processing revenue	1,198	659	2,394	1,175
Product sales	8,104	14,033	18,187	14,433

Total revenue	48,202	55,535	101,935	87,915

Expenses
Product purchases	7,441	12,105	16,414	12,528
Operations and maintenance	8,887	8,634	18,598	15,592
General and administrative	6,936	6,060	13,674	12,430
Depreciation, amortization and accretion	10,838	8,361	21,484	14,386

Total expenses	34,102	35,160	70,170	54,936

Operating income	14,100	20,375	31,765	32,979
Earnings from unconsolidated affiliate	441	—	441	—
Interest expense	8,286	9,819	15,843	12,825

Income from operations before income taxes	6,255	10,556	16,363	20,154
Income tax provision	275	329	578	551

Net income	$5,980	$10,227	$15,785	$19,603

General partner’s interest in net income	$3,336	$1,628	$6,704	$2,516
Limited partners’ interest in net income	$2,644	$8,599	$9,081	$17,087

Basic income per unit:
Net income per limited partner unit	$0.06	$0.22	$0.21	$0.49

Diluted income per unit:
Net income per limited partner unit	$0.06	$0.22	$0.21	$0.49

Weighted-average number of limited partner units:
Basic	43,333	38,558	43,014	34,893
Diluted	43,534	38,694	43,204	35,029
Distributions declared per limited partner unit (attributable to the period ended)	$0.50	$0.46	$1.00	$0.90

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit data - Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$21	$797
Accounts receivable - related party	23,369	27,312
Accounts receivable	9,344	11,926
Prepaid expenses and other	5,141	1,935

Total current assets	37,875	41,970
Investment in unconsolidated affiliate	129,966	—
Property, plant and equipment, net	751,656	746,045
Intangible assets, net	124,434	127,760
Goodwill	90,978	93,628
Deferred financing costs, net	14,536	16,699
Other assets	794	790

Total assets	$1,150,239	$1,026,892

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accrued additions to property, plant and equipment	6,266	7,500
Capital leases	3,656	2,693
Accounts payable - related party	262	1,308
Accounts payable, accrued expenses and other liabilities	25,916	31,794

Total current liabilities	36,100	43,295
Long-term debt	561,450	512,500
Long-term capital leases	4,266	3,929
Asset retirement obligations	12,244	11,545
Commitments and contingent liabilities
Partners’ capital
Common unitholders (36,548,228 and 32,997,696 units issued and outstanding at June 30, 2012 and December 31, 2011, respectively)	362,063	286,945
Class C unitholders (6,852,858 and 6,596,635 units issued and outstanding at June 30, 2012 and December 31, 2011, respectively)	158,803	157,386
General partner	15,313	11,292

Total partners’ capital	536,179	455,623

	$1,150,239	$1,026,892

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - Unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net income	$15,785	$19,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	21,484	14,386
Equity-based compensation	994	565
Amortization/accretion of deferred financing costs and capital lease obligations	2,230	1,610
Changes in assets and liabilities:
Accounts receivable - related party	3,943	(2,999)
Accounts receivable	2,582	(6,568)
Prepaid expenses and other assets	(560)	(1,612)
Accounts payable - related party	(1,046)	(219)
Accounts payable, accrued expenses and other liabilities	(5,878)	13,791

Net cash provided by operating activities	39,534	38,557

Investing activities:
Capital expenditures	(21,535)	(16,888)
Acquisitions, net of cash acquired	—	(353,966)
Investment in unconsolidated affiliate	(131,250)	—
Capital distributions from unconsolidated affiliate	1,284	—

Net cash used in investing activities	(151,501)	(370,854)

Financing activities:
Proceeds from issuance of senior notes	—	200,000
Proceeds from credit facility	223,700	64,200
Repayments of credit facility	(174,750)	(110,204)
Payments on capital leases	(1,375)	—
Deferred financing costs paid	(161)	(6,982)
Proceeds from issuance of Class C units	—	152,671
Proceeds from issuance of common units, net	103,034	53,550
Contributions from partners	3,413	8,741
Distributions to partners	(42,268)	(29,130)
Taxes paid for equity-based compensation vesting	(402)	—

Net cash provided by financing activities	111,191	332,846

Net cash increase (decrease) in cash and cash equivalents	(776)	549
Cash and cash equivalents at beginning of period	797	2

Cash and cash equivalents at end of period	$21	$551

Cash paid for interest	$13,976	$7,357
Cash paid for income taxes	$1,259	220
Non-cash transactions:
Accrued capital expenditures	$6,266	$10,331
Increase in Class C unitholders equity paid in kind	$7,532	$2,900
Capital lease additions	$2,769	$—

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

OPERATING STATISTICS

(In thousands - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Barnett:
Gathering Revenues	$23,771	$26,104	$49,830	$50,850
Processing Revenues	7,732	8,557	15,616	15,710

Total Revenues	$31,503	$34,661	$65,446	$66,560
Operation and Maintenance Expense	5,345	5,585	11,475	12,513

EBITDA	$26,158	$29,076	$53,971	$54,047

Gathering Volumes (in MMcf)	36,529	40,946	77,182	79,829
Processing Volumes (in MMcf)	11,765	13,093	23,822	24,053

Fayetteville:
Gathering Revenues	$6,228	$6,561	$12,994	$6,561
Product Sales	102	522	200	522

Total Revenues	$6,330	$7,083	$13,194	$7,083
Product Purchases	124	559	206	559
Operation and Maintenance Expense	2,231	2,391	4,544	2,391

EBITDA	$3,975	$4,133	$8,444	$4,133

Gathering Volumes (in MMcf)	7,112	7,334	14,647	7,334

Granite Wash:
Gathering Revenues	$270	$95	$409	$95
Processing Revenues	16	5	99	5
Product Sales	7,436	12,436	16,811	12,436

Total Revenues	$7,722	$12,536	$17,319	$12,536
Product Purchases	6,732	10,474	15,033	10,474
Operation and Maintenance Expense	541	499	1,059	499

EBITDA	$449	$1,563	$1,227	$1,563

Gathering Volumes (in MMcf)	1,367	1,538	2,720	1,538
Processing Volumes (in MMcf)	1,362	1,466	2,707	1,466

Other:
Gathering Revenues	$2,081	$180	$4,800	$261
Product Sales	566	1,075	1,176	1,475

Total Revenues	$2,647	$1,255	$5,976	$1,736
Product Purchases	585	1,072	1,175	1,495
Operation and Maintenance Expense	770	159	1,520	189

EBITDA	$1,292	$24	$3,281	$52

Gathering Volumes (in MMcf)	6,044	1,100	12,107	1,618

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except for per unit data - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$5,980	$10,227	$15,785	$19,603
Items impacting net income:
Non-recurring expenses	1,727	1,072	1,778	3,037
Non-cash interest expense (write-off of deferred financing costs)	—	—	370	—
Interest expense (bridge loan fees)	—	2,500	—	2,500

Adjusted net income	$7,707	$13,799	$17,933	$25,140

Net income per limited partner unit (diluted basis)	0.06	$0.22	0.21	$0.49
Items impacting net income	0.04	0.09	0.05	0.15

Adjusted net income per limited partner unit (diluted basis)	$0.10	$0.31	$0.26	$0.64

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$5,980	$10,227	$15,785	$19,603
Depreciation, amortization and accretion expense	10,838	8,361	21,484	14,386
Income tax provision	275	329	578	551
Amortization of deferred financing fees	1,023	932	2,325	1,610
Non-cash equity compensation	500	282	994	565
Maintenance capital expenditures	(1,079)	(282)	(1,593)	(705)

Distributable cash flow	17,537	19,849	39,573	36,010
Add: Non-recurring expenses	1,727	3,572	1,778	5,537
Less: Equity earnings from unconsolidated affiliate	(441)	—	(441)	—
Add: Adjusted DCF from unconsolidated affiliate	1,750	—	1,750	—

Adjusted distributable cash flow	$20,573	$23,421	$42,660	$41,547

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Total revenues	$48,202	$55,535	$101,935	$87,915
Product purchases	7,441	12,105	16,414	12,528
Operations and maintenance expense	8,887	8,634	18,598	15,592
General and administrative expense	6,936	6,060	13,674	12,430
Earnings from unconsolidated affiliate	441	—	441	—

EBITDA	25,379	28,736	53,690	47,365
Items impacting EBITDA:
Add: Non-recurring expenses	1,727	1,072	1,778	3,037
Less: Equity earnings from unconsolidated affiliate	(441)	—	(441)	—
Add: Adjusted earnings from unconsolidated affiliate	1,876	—	1,876	—

Adjusted EBITDA	28,541	29,808	56,903	50,402
Less:
Depreciation, amortization and accretion expense	10,838	8,361	21,484	14,386
Interest expense	8,286	9,819	15,843	12,825
Income tax provision	275	329	578	551
Items impacting net income	3,162	1,072	3,213	3,037

Net income	$5,980	$10,227	$15,785	$19,603

NEWS RELEASE

CRESTWOOD MARCELLUS MIDSTREAM LLC

OPERATING STATISTICS

(In thousands - Unaudited)

For the Three and Six Months Ended June 30, 2012
Revenue
Gathering revenue	$7,027

Total revenue	7,027

Expenses
Operations and maintenance	513
General and administrative	1,721
Depreciation and amortization	2,857

Total expenses	5,091

Operating income	1,936
Interest expense	677

Income from operations before income taxes	1,259
Income tax provision	—

Net income	$1,259

Add:
Interest expense	677
Income tax provision	—
Depreciation and amortization	2,857

EBITDA	$4,793
Non-recurring expenses	568

Adjusted EBITDA	$5,361

Volumes:
Gathering Volumes (in MMcf)	23,424

CMLP’s 35% Interest in Crestwood Marcellus Midstream LLC:
Equity Earnings	$441
EBITDA	$1,678
Adjusted EBITDA	$1,876
Gathering Volumes (in MMcf)	8,198